Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Johnson Controls International plc of our report dated November 21, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Johnson Controls International plc's Annual Report on Form 10‑K for the year ended September 30, 2017.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
July 20, 2018